Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2021 relating to the consolidated financial statements of Sierra Oncology, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Sierra Oncology, Inc. and subsidiaries for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan

November 5, 2021